UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Touchstone Strategic Trust
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TDDIFADJ1 TOUCHSTONE DYNAMIC DIVERSIFIED INCOME FUND Dear Valued Shareholder: Due to the lack of voting for the fund(s) you are invested in, we cannot move forward on the proposal included in the proxy materials and as a result, the Special Meeting of Shareholders of Touchstone Dynamic Diversified Income Fund is being adjourned to June 22, 2021. Your vote is important and needed! To avoid the wasteful and unnecessary expense of further solicitation, we urge you to vote via mail, phone or internet as soon as possible. Please vote today. The Board recommends that you vote FOR this important proposal. You are a valued member of Touchstone Dynamic Diversified Income Fund and we need your vote. Your vote is critical to helping us reach quorum. • Call a proxy voting specialist today at 1-833-501-4214. Representatives are available weekdays from 9:00 a.m. to 10 p.m. ET. o You can also call the toll-free touchtone phone number located on your proxy card, enter the control number and follow the prompts. • Vote by Internet at www.proxyvote.com and enter the control number on your proxy card and follow the prompts. • Vote by mail by completing, signing and dating the enclosed proxy card and returning it in the pre-paid envelope provided in this package. If convenient for you, please utilize the phone or internet voting options to ensure your vote is received in time. We appreciate you taking immediate action to vote your shares today! Please respond immediately on this very important matter regarding your investment!